Exhibit 99.3

MICHAEL K. JEANES, CLERK RECEIVED NE OUTSIDE DEPOSITORY 2007 APR 30 PM 5:51

Richard G. Himelrick, State Bar No. 004738

Salvador Ongaro, State Bar No. 017415

Frank R. Mead, State Bar No. 020577

THIRD FLOOR CAMELBACK ESPLANADE II

2525 EAST CAMELBACK ROAD

PHOENIX, ARIZONA 85016-4237

TELEPHONE: (602) 255-6000

FACSIMILE: (602) 255-0103

Nadeem Faruqi

Adam Gonnelli

FARUQI & FARUQI, LLP

369 Lexington Avenue, 10th Floor

New York, New York 10017

(212) 983-9330

Mark C. Gardy

James S. Notis

GARDY & NOTIS, LLP

440 Sylvan Avenue

Englewood Cliffs, New Jersey 07632

(201) 567-7377

Attorneys for Plaintiff

SUPERIOR COURT OF ARIZONA

COUNTY OF MARICOPA

CV2007 – 007444

JOEL GERBER, on behalf of himself and others similarly situated,	Case No. :

Plaintiff,	CLASS ACTION COMPLAINT (Breach of Fiduciary Duty)

vs.

INTER-TEL INCORPORATED; NORMAN STOUT; ALEXANDER L. CAPPELLO; J. ROBERT ANDERSON; GERALD W. CHAPMAN; GARY D. EDENS; STEVEN E. KAROL; ROBERT RODIN; AGNIESZKA WINKLER; ANIL K. PURI; KENNETH L. URISH; STEVEN MIHAYLO; AND MITEL NETWORKS CORPORATION,

Defendants.

Plaintiff Joel Gerber, by his undersigned attorneys, as and for his complaint herein, alleges as follows:

NATURE OF THE ACTION

1. This is a stockholders’ class action on behalf of the public stockholders, of Inter-Tel Incorporated (“Inter-Tel” or the “Company”) to enjoin the proposed acquisition of the publicly owned shares of Inter-Tel’s common stock by Mitel Networks Corporation (the “Proposed Transaction”).

2. The Proposed Transaction is the product of a flawed process. The process undertaken by defendants was not designed to ensure the sale of Inter-Tel for the highest value. This process resulted in a proposed sale for inadequate consideration–$25.60 per share, a mere 7.6 per cent premium over the Company’s share price on April 26, 2007.

3. Each defendant violated applicable law by directly breaching and/or aiding the other defendants’ breaches of their fiduciary duties of loyalty, due care, independence, good faith and fair dealing.

4. Plaintiff and the Class assert claims for breaches of defendant’s fiduciary duties and self-dealing asserted under the law of the State of Delaware.

THE PARTIES

5. Plaintiff has been the owner of the common stock of the Company since prior to the transaction herein complained of and continuously to date.

6. Defendant Inter-Tel, a Delaware corporation with its principal executive headquarters located at 1615 South 52nd Street Tempe, Arizona, is a software telecommunications company. The Company employs approximately 2000 people and has sales offices in North America, the United Kingdom, Ireland, Australia and South Africa. Inter-Tel common stock is traded on the NASDAQ under the symbol “INTL.”

7. Defendant Norman Stout (“Stout”) is a member of the Board of Inter-Tel. He was elected to the Board and appointed Chief Executive Officer (“CEO”) of Inter-Tel on February 22, 2006. Mr. Stout previously served on the board from 1994 to 1998.

8. Defendant Alexander L. Cappello (“Cappello”) is a member of the Board of Inter-Tel. Mr. Cappello has been Chair of the Board of Inter-Tel since July of 2005, and a director since April 2005.

9. Defendant J. Robert Anderson (“Anderson”) is a member of the Board of Inter-Tel. Mr. Anderson has been a director of the Company since 1997 and serves as Chair of the Company’s Compensation Committee.

10. Defendant Gary D. Edens (“Edens”) is a member of the Board of Inter-Tel. Mr. Edens was elected to the board in October 1994, and currently serves as Chair of the Corporate Governance and Nominating Committee.

11. Defendant Steven E. Karol (“Karol”) is a member of the Board of Inter-Tel. Mr. Karol was elected to the board in February 2006.

12. Defendant Gerald W. Chapman (“Chapman”) is a member of the Board of Inter-Tel. Mr. Chapman was elected to the board in December 1999, and previously served as a director from 1989 to 1992.

13. Defendant Robert Rodin (“Rodin”) is a member of the Board of Inter-Tel. Mr. Rodin was elected to the Board in February 2006.

14. Defendant Agnieszka Winkler (“Winkler”) is a member of the Board of Inter-Tel. Ms. Winkler was elected to the Board in April 2005.

15. Defendant Anil K. Puri (“Puri”) is a member of the Board of Inter-Tel. Mr. Puri was elected to the Board in May 2006.

16. Defendant Kenneth L. Urish is a member of the Board of Inter-Tel. Mr. Urish was elected to the Board in May 2006.

17. Defendant Steven Mihaylo is a member of the Board of Inter-Tel. Mr. Mihaylo, who founded the Company, served as CEO from 1969 until 2006 and Chair of the Board from 1969 to 1982 and from 1983 to 2005.

18. The defendants named in paragraphs 7 through 17 (the “Individual Defendants”) are in a fiduciary relationship with plaintiff and the other public stockholders of Inter-Tel and owe them the highest obligations of good faith and fair dealing.

JURISDICTION AND VENUE

19. This Court has jurisdiction over the claims asserted in this action because defendant Inter-Tel transacts business within the state. Moreover, Inter-Tel maintains its principal executive offices in Tempe, Arizona.

20. Venue is proper in this Court because the conduct at issue in the Complaint and the harm alleged occurred, in part, in Tempe, Arizona.

DUTIES OF THE INDIVIDUAL DEFENDANTS

21. In addition to the foregoing, by reasons of their positions as directors/and or officers of Inter-Tel, the Individual Defendants owe Inter-Tel and its shareholders a fiduciary obligation of trust, loyalty, good faith and due care, and were and are required to use their utmost ability to control and manage Inter-Tel in a fair, just, honest and equitable manner. The Individual Defendants were and are required to act in furtherance of the best interests of Inter-Tel and its shareholders so as to benefit all shareholders equally and not in furtherance of their own personal interest or benefit.

22. Moreover, where directors of a publicly traded corporation undertake a transaction that will result in fundamental changes such as: (I) a sale of control of the corporation or (ii) a sale of all or substantially all of the assets of the corporation, the directors have a fiduciary obligation to obtain the highest value reasonably available for the corporation and its shareholders. Moreover, if such transaction will result in a change of corporate control, the shareholders are entitles to receive a significant premium. By virtue of such duties, the directors may not take any action which:

(a)	adversely affects the value provided to the corporation’s shareholders;

(b)	will discourage or inhibit alternative offers to purchase control of the corporation or its assets;

(c)	contractually prohibit them from complying with their fiduciary duties;

(d)	will otherwise adversely affect their duty to search, secure and obtain the best value reasonably available under the circumstances for the corporation’s shareholders; and/or

(e)	will provide the directors with preferential treatment at the expense of, or separate from, the public shareholders.

23. In accordance with their duties of loyalty and good faith, the defendants, as directors and/or officers of Inter-Tel, are obligated to refrain from:

(a)	participating in any transaction where the directors’ or officers’ loyalties are divided; and

(b)	participating in any transaction where the directors or officers receive or are entitled to receive a personal financial benefit not equally shared by the public shareholders of the corporation.

24. Each Individual Defendant, by virtue of his or her position as a director and/or officer, owed to shareholders the fiduciary duties of loyalty, good faith and the exercise of due care and diligence in the management and administration of the affairs of the Company. Plaintiff alleges, however, that the conduct of the Individual Defendants complained of herein involves a breach, separately and together, of the fiduciary duties owed to plaintiff and the other public shareholders of Inter-Tel. These include a breach of the duties of loyalty, good faith and independence, to the extent they stood on both sides of the transaction and engaged in self-dealing and obtained personal benefits, including personal financial benefits not shared equally by plaintiff or the Class.

25. As a result of the Individual Defendants’ self dealing and divided loyalties, plaintiff and the Class will not receive adequate or fair value for their Inter-Tel common stock in the Proposed Transaction.

26. Because The Individual Defendants have breached their duties of loyalty,

good faith and independence in connection with the Proposed Transaction, the burden of proving the inherent or entire fairness of the acquisition, including all aspects of its negotiation, structure, price and terms, is placed upon the Individual Defendants.

CLASS ACTION ALLEGATIONS

27. Plaintiff brings this action on his own behalf and as a class action pursuant to Arizona Rule of Civil Procedure Rule 23, on behalf of all Inter-Tel stockholders (except defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants) and their successors in interest, who are or will be threatened with injury arising from defendants’ actions as more fully described herein.

28. This action is properly maintainable as a class action.

29. The class of stockholders for whose benefit this action is brought is so numerous that joinder of all Class members is impracticable. As of April 2007, there were 27 million shares of Inter-Tel common stock outstanding, held by shareholders who are geographically dispersed throughout the United States.

30. There are questions of law and fact which are common to the Class including, inter alia, the following:

(a)	whether the Individual Defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the members of the Class;

(b)	whether plaintiff and the other members of the Class will be damaged irreparably by defendants’ failure to take action designed to obtain the best value for the public shareholders’ interest in Inter-Tel;

and

(c)	whether the Individual Defendants are engaging in self-dealing in connection with the Proposed Transaction.

31. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff will fairly and adequately represent the Class.

32. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class and establish incompatible standards of conduct for the party opposing the Class.

33. Defendants have acted and are about to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief with respect to the Class as a whole.

SUBSTANTIVE ALLEGATIONS

34. On April 27, 2007, Inter-Tel announced that it had received a proposal from defendant Mitel Networks Corporation to purchase all outstanding shares of Inter-Tel for $26.50 per share in cash.

35. The boards of directors of both the Company and Mitel Networks approved the Proposed Transaction.

36. The consideration to be paid to Class members in the transaction, however,

is unconscionable and unfair and grossly inadequate because, among other things, the intrinsic value of Inter-Tel common stock is materially in excess of the amount offered for those securities in the proposed acquisition given the stock’s current trading price and the Company’s prospects for future growth and earnings.

37. The offer has the effect of capping the market for Inter-Tel’s stock.

SELF-DEALING

38. By reason of their positions with Inter-Tel, the Individual Defendants are in possession of non-public information concerning the financial condition and prospects of Inter-Tel, and especially the true value and expected increased future value of Inter-Tel and its assets, which they have not disclosed to Inter-Tel’s public stockholders. Moreover, despite their duty to maximize shareholder value, the Individual Defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of Inter-Tel’s public shareholders.

39. The Proposed Transaction will deny the plaintiff and the other members of the class their right to share proportionately in the future success and growth in profitability of Inter-Tel and its valuable assets, while permitting defendants to reap huge benefits from the contemplated transaction.

40. The price of $25.60 per Inter-Tel share to be paid to the class members is unconscionable, unfair and grossly inadequate. The terms of the Proposed Transaction constitutes unfair dealing as to the minority stockholders because, among other things, the intrinsic value of each share of Inter-Tel is materially in excess of $25.60, giving due consideration to the possibilities of growth and profitability of Inter-Tel in light of its business, earnings and earnings power, present and future.

41. Because the defendants are in possession of corporate information concerning Inter-Tel’s assets, businesses and future financial prospects, the degree of knowledge and economic power between defendants and the public stockholders is unequal.

42. By reason of their positions with Inter-Tel, the Individual Defendants are in possession of non-public information concerning the financial condition and prospects of Inter-Tel, and especially the true value and expected increased future value of Inter-Tel and its assets, which they have not disclosed to Inter-Tel’s public stockholders. Moreover, despite their duty to maximize shareholder value, the defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of Inter-Tel’s public shareholders.

43. In light of the foregoing, the Individual Defendants must, as their fiduciary obligations are required to:

•	Obtain a current and objective valuation of Inter-Tel’s assets both as to its business and a valuation based on current business and future business to which it is entitled;

•	Duly consider alternatives and act to secure the best available alternative to maximize value for the public shareholders;

•	Act independently by placing the interest of Inter-Tel’s public stockholders above all else and by retaining truly independent advisors as a check thereon;

•	Ensure that evaluation proceeds absent conflict of interest between defendants’ own interests and their fiduciary obligations;

•	Fairly and fully disclose all material information relating to the stock price process to the Company’s shareholders; and

•	Suspend, reject or terminate the Proposed Transaction absent securing a per share price that is adequate and fair.

FIRST CAUSE OF ACTION

On Behalf of Plaintiff and the Class Against

the Individual Defendants for Breaches of Fiduciary Duty

44. Plaintiff repeats and alleges each allegation set forth herein.

45. The defendants have violated fiduciary duties of care, loyalty, candor and independence owed to the public shareholders of Inter-Tel and have acted to put their personal interests ahead of the interests of Inter-Tel’s shareholders.

46. By the acts, transactions and courses of conduct alleged herein, defendants, individually and acting as a part of a common plan, are attempting to unfairly deprive plaintiff and other members of the Class of the true value of their investment in Inter-Tel.

47. The Individual Defendants violated their fiduciary duties by entering into a transaction with Inter-Tel without regard to the fairness of the transaction to Inter-Tel’s shareholders.

48. As demonstrated by the allegations above, the Individual Defendants failed to exercise the care required, and breached their duties of loyalty, good faith, candor and independence owed to the shareholders of Inter-Tel.

49. Because the Individual Defendants dominate and control the business and corporate affairs of Inter-Tel, and are in possession of private corporate information concerning Inter-Tel’s assets, business and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of Inter-Tel which makes it inherently unfair for them to pursue any proposed transaction wherein they will reap disproportionate benefits to the exclusion of maximizing stockholder value.

50. By reason of the foregoing acts, practices and course of conduct, the defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other members of the Class.

51. As a result of the actions of defendants, plaintiff and the Class have been and will be irreparably harmed in that they have not and will not receive their fair portion of the value of Inter-Tel’s assets and businesses and have been and will be prevented from obtaining a fair price for their common stock.

52. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, and may consummate the Proposed Transaction which will exclude the Class from its fair share of Inter-Tel’s valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.

53. Plaintiff and members of the class have no adequate remedy at law. Only through the exercise of this Court’s equitable powers can plaintiff and the Class be fully protected from the immediate and irreparable injury that defendants’ actions threaten to inflict.

SECOND CAUSE OF ACTION

On Behalf of Plaintiff and the Class Against

Mitel Networks Corporation for Aiding and Abetting the

Individual Defendants’ Breaches of Fiduciary Duty

54. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

55. Mitel Networks Corporation has knowingly aided and abetted the Individual Defendants’ wrongdoing alleged herein. Mitel Networks is also an active and necessary participant in the Individual Defendants’ plan to complete the Proposed Transaction on terms that are unfair to Inter-Tel shareholders.

56. Plaintiff has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE Plaintiff demands judgment against each Defendant jointly and severally as follows:

A.	for an order certifying that this action may be maintained as a class action on behalf of the Class;

B.	appropriate injunctive and declaratory relief;

C.	enjoining defendants, their agents, counsel, employees and all persons acting in concert with them form consummating the Proposed Transaction, unless and until the Company adopts and implements a procedure and process designed to obtain the highest possible price for shareholders;

D.	reasonable attorneys’ fees and costs;

E.	pre- and post-judgment in and post-judgment interest; and

F.	for such further relief as this Court deems necessary, just or proper.

DATED this 30th day of April, 2007.

TIFFANY & BOSCO, P.A.

By:	/s/ Frank R. Mead
Richard G. Himelrick Salvador Ongaro Frank R. Mead Third Floor Camelback Esplanade II 2525 East Camelback Road Phoenix, Arizona 85016-4237

Nadeem Faruqi Adam Gonnelli FARUQI & FARUQI, LLP 369 Lexington Avenue, 10th Floor New York, New York 10017 (212)983-9330

Mark C. Gardy James S. Notis GARDY & NOTIS, LLP 440 Sylvan Avenue Englewood Cliffs, New Jersey 07632 (201) 567-7377

Attorneys for Plaintiff